Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Oak Brook, IL – February 18, 2020 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2019.
FINANCIAL RESULTS
For the quarter ended December 31, 2019, the Company reported:

▪	Net income attributable to common shareholders of $16.2 million, or $0.08 per diluted share, compared to $12.1 million, or $0.06 per diluted share, for the same period in 2018;

▪
Funds from operations (FFO) attributable to common shareholders of $57.9 million, or $0.27 per diluted share, compared to $56.4 million, or $0.26 per diluted share, for the same period in 2018, growth of 3.8% per diluted share; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $58.5 million, or $0.27 per diluted share, compared to $56.7 million, or $0.26 per diluted share, for the same period in 2018, growth of 3.8% per diluted share.

For the year ended December 31, 2019, the Company reported:

▪	Net income attributable to common shareholders of $32.4 million, or $0.15 per diluted share, compared to $77.6 million, or $0.35 per diluted share, for 2018;

▪	FFO attributable to common shareholders of $219.0 million, or $1.03 per diluted share, compared to $217.2 million, or $1.00 per diluted share, for 2018, growth of 3.0% per diluted share; and

▪	Operating FFO attributable to common shareholders of $229.7 million, or $1.08 per diluted share, compared to $225.5 million, or $1.03 per diluted share, for 2018, growth of 4.9% per diluted share.
OPERATING RESULTS
For the quarter ended December 31, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store net operating income (NOI) over the comparable period in 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 96.5% at December 31, 2019, up 110 basis points from 95.4% at September 30, 2019 and up 180 basis points from 94.7% at December 31, 2018;

▪	Record high results in occupancy, leasing and annualized base rent (ABR) per occupied square foot, including:

▪	Retail portfolio occupancy: 95.2% at December 31, 2019, up 150 basis points from 93.7% at September 30, 2019 and up 140 basis points from 93.8% at December 31, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 96.2% at December 31, 2019, up 70 basis points from 95.5% at September 30, 2019 and up 140 basis points from 94.8% at December 31, 2018;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Retail anchor tenant occupancy: 97.6% at December 31, 2019, up 150 basis points from 96.1% at September 30, 2019 and up 180 basis points from 95.8% at December 31, 2018;

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.8% at December 31, 2019, up 60 basis points from 98.2% at September 30, 2019 and up 180 basis points from 97.0% at December 31, 2018;

▪
Retail portfolio ABR per occupied square foot of $19.52 at December 31, 2019, up 0.7% from $19.38 ABR per occupied square foot at September 30, 2019 and up 2.1% from $19.11 ABR per occupied square foot at December 31, 2018;

▪	773,000 square feet of retail leasing transactions comprised of 132 new and renewal leases;

▪	Positive comparable cash leasing spreads of 14.1% on new leases and 4.2% on renewal leases for a blended re-leasing spread of 6.9%;

▪	Average annual contractual rent increases on signed new leases of approximately 160 basis points; and

▪
Top 20 retail tenant concentration of total ABR: 26.3% at December 31, 2019, a record low, down 40 basis points from 26.7% at September 30, 2019 and down 150 basis points from 27.8% at December 31, 2018.

For the year ended December 31, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store NOI over the comparable period in 2018;

▪	3,255,000 square feet of retail leasing transactions comprised of 498 new and renewal leases;

▪	Positive comparable cash leasing spreads of 19.7% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 8.1%; and

▪	Average annual contractual rent increases on signed new leases of approximately 180 basis points.
“Our sequential acceleration in same store NOI growth to 2.7% and $0.01 beat to our upwardly revised 2019 Operating FFO guidance showcases the resiliency of our operating portfolio and team,” stated Steve Grimes, chief executive officer. “With our strong leasing momentum, coupled with a retail portfolio leased rate of 96.2%, we look forward to capitalizing on the broad fundamental momentum within our operating portfolio throughout 2020.”
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company, along with its best-in-class joint venture and business partners AvalonBay Communities, Inc. (AvalonBay), KETTLER, Trammell Crow Company (Trammell Crow) and Fore Property Company (Fore Property), continues to make progress on the execution of its active expansion and redevelopment projects.
Active Projects:
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, advanced construction on the garages and foundation work for the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). The Company anticipates frame construction to begin this spring. This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 469,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasted retail occupancy of 98.2% and office occupancy of 100.0% as of December 31, 2019 and holds a five-mile population of nearly 190,000, average household incomes of nearly $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 8%. Underscoring the vibrancy of the existing mixed-use asset, One Loudoun Downtown held an annual holiday tree lighting ceremony on December 7, 2019 that attracted more than 7,000 visitors.
Carillon
During the quarter, the Company advanced grading and other early construction work at Carillon – phase one, its mixed-use redevelopment project located in the Washington, D.C. MSA. The Company and Trammell Crow, its joint venture partner for the roughly 100,000 square foot medical office building portion of the project, continue to receive inquiries from potential healthcare tenants, a percentage of which are under letter of intent (LOI) negotiation. These medical office facilities will be located adjacent to the University of Maryland Capital Region Medical Center, a teaching hospital that is currently under construction, and will complement the roughly 130,000 square foot balance of the commercial portion of the project, the retail component of which the Company has pre-leased 37% as of December 31, 2019. The Company continues to progress with Fore Property, its joint venture partner, on pre-construction activities for the multi-family component of the project, which will include approximately 351 multi-family rental units.
Circle East
The Company continues late stage lease negotiations with multiple leading regional and national retailers at its Circle East mixed-use project located in Towson, Maryland within the Baltimore MSA. During the fourth quarter, the Company signed Shake Shack to a 3,200 square foot lease at a prominent corner location in the 80,000 square foot dual-sided street level retail portion of the project. Subsequent to year end, the Company signed Ethan Allen to a 6,000 square foot lease at the adjacent corner location at the project. AvalonBay continues to expect initial tenant move-ins at the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project in the first quarter of 2020. The Company expects to take delivery of the retail portion of the AvalonBay build-out in the first quarter of 2020.
Near-Term Projects:
The Company added two projects, site and building reconfiguration at The Shoppes at Quarterfield and pad development at Southlake Town Square, to its near-term expansion and redevelopment plans as detailed on page 9 in the quarterly supplemental information. Aggregating $11.0 to $12.5 million in projected net investment with projected returns of 11.5% to 15.5% and stabilization targeted in the first half of 2021, these projects typify the opportunities for concise lead-time capital deployment, short-term payback and accretive returns available within the Company’s existing operating portfolio. As of December 31, 2019, the Company had pre-leased 62% of the project at The Shoppes at Quarterfield to LA Fitness and 100% of the project at Southlake Town Square to T-Mobile. Subsequent to year end, the Company leased the remaining 38% of the project at The Shoppes at Quarterfield to ALDI, making both new projects 100% pre-leased.
Future Projects – Entitled:
In order to enhance visibility on longer-term development opportunities embedded within the Company’s current retail operating portfolio, the Company has added details on nine entitled but not commenced projects to page 10 in the quarterly supplemental information. These projects, which do not have a set start date, include entitlements for more than 4.0 million square feet of commercial GLA and 2,650 multi-family rental units. The Company anticipates expanding this project list and entitlement details as ongoing permitting efforts warrant in the coming quarters.
Dispositions
During 2019, the Company completed the dispositions of one single-user retail asset and one multi-tenant power center asset located in non-core markets totaling $44.8 million. Additionally,

the Company completed the sale of land and the rights to develop 22 residential units at One Loudoun Downtown for a gross sales price of $5.1 million.
Subsequent to year end, the Company completed the sale of one non-target multi-tenant power center asset for $13.9 million.
Acquisitions
During 2019, the Company closed on the acquisition of one multi-tenant, community center retail property in the Seattle MSA, one single-user parcel in the Dallas MSA and one land parcel in the Phoenix MSA for a total gross purchase price of $30.0 million.
Subsequent to year end, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2019, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.88%, a weighted average maturity of 4.7 years and a net debt to adjusted EBITDAre ratio of 5.4x.
During 2019, the Company executed on the following significant capital markets initiatives:

▪
In June 2019, issued $100.0 million of 10-year 4.82% senior unsecured notes in a private placement transaction with certain institutional investors. The proceeds were used to repay borrowings on the Company’s unsecured revolving line of credit;

▪
In July 2019, entered into a term loan agreement with a group of financial institutions for a five-year $120.0 million unsecured term loan (Term Loan Due 2024) and a seven-year $150.0 million unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of London Interbank Offered Rate (LIBOR) plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. Both term loans continue to bear interest at the lowest point of the leverage grid. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. The proceeds were used to repay borrowings on the Company’s unsecured revolving line of credit and to prepay four mortgages with an aggregate principal balance of $107.7 million and a weighted average interest rate of 4.91%, incurring prepayment penalties of approximately $8.2 million; and

▪
In July 2019, following this term loan fundraising, entered into agreements to swap $120.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through July 2024 and $150.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026.

Overall, these transactions contributed to lowering the Company’s weighted average interest rate by 10 basis points year-over-year to 3.88% as of December 31, 2019.
2020 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.31 to $0.34 per diluted share in 2020. The Company also expects to generate Operating FFO attributable to common shareholders of $1.04 to $1.08 per diluted share in 2020, based, in part, on same store NOI growth guidance of 0.25% to 1.25% and on the following assumptions:

▪	General and administrative expenses of $41 to $43 million;

▪	Bad debt of 110 basis points of revenue (160 basis points of NOI) comprised of 65 basis points of revenue related to the Company’s estimate for bad debt and unknown tenant fallout and 45 basis points of revenue related to the Company’s estimate for potential fallout from Pier 1 Imports, Inc.; and

▪	Acquisitions, property dispositions and capital markets transactions evaluated and executed opportunistically.
The following table reconciles the Company’s reported 2019 Operating FFO attributable to common shareholders per diluted share to the Company’s 2020 Operating FFO attributable to common shareholders per diluted share guidance range.

	Low	High
2019 Operating FFO per common share outstanding – diluted	$1.08	$1.08
Same store NOI growth	0.005	0.02
2019 net investment activity	(0.005)	(0.005)
2020 net investment activity(1)	—	(0.01)
Lease termination fee income	(0.005)	(0.005)
Interest expense	0.005	0.015
General and administrative expenses	(0.015)	(0.005)
Non-cash items(2) and other	(0.025)	(0.01)
2020 estimated Operating FFO per common share outstanding – diluted	$1.04	$1.08

(1)	Reflects expectations for opportunistic acquisition and disposition activity during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 13, 2020, the Company declared the first quarter 2020 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 9, 2020 to Class A common shareholders of record on March 26, 2020.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 19, 2020 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 19, 2020 until midnight (ET) on March 4, 2020. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13696754.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31,

2019, the Company owned 104 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of LIBOR, real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months and year ended December 31, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three months and year ended December 31, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,021,829	$1,036,901
Building and other improvements	3,544,582	3,607,484
Developments in progress	113,353	48,369
	4,679,764	4,692,754
Less: accumulated depreciation	(1,383,274)	(1,313,602)
Net investment properties (includes $12,445 and $0 from consolidated variable interest entities, respectively)	3,296,490	3,379,152

Cash and cash equivalents	9,989	14,722
Accounts and notes receivable, net	73,832	78,398
Acquired lease intangible assets, net	79,832	97,090
Right-of-use lease assets	50,241	—
Other assets, net (includes $164 and $1,264 from consolidated variable interest entities, respectively)	75,978	78,108
Total assets	$3,586,362	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $0 and $775, respectively, unamortized discount of $(493) and $(536), respectively, and unamortized capitalized loan fees of $(256) and $(369), respectively)	$94,155	$205,320
Unsecured notes payable, net (includes unamortized discount of $(616) and $(734), respectively, and unamortized capitalized loan fees of $(3,137) and $(2,904), respectively)	796,247	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,477) and $(2,633), respectively)	716,523	447,367
Unsecured revolving line of credit	18,000	273,000
Accounts payable and accrued expenses	78,902	82,942
Distributions payable	35,387	35,387
Acquired lease intangible liabilities, net	63,578	86,543
Lease liabilities	91,129	—
Other liabilities (includes $1,707 and $428 from consolidated variable interest entities, respectively)	56,368	73,540
Total liabilities	1,950,289	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,600 and 213,176 shares issued and outstanding as of December 31, 2019 and 2018, respectively	214	213
Additional paid-in capital	4,510,484	4,504,702
Accumulated distributions in excess of earnings	(2,865,933)	(2,756,802)
Accumulated other comprehensive loss	(12,288)	(1,522)
Total shareholders' equity	1,632,477	1,746,591
Noncontrolling interests	3,596	418
Total equity	1,636,073	1,747,009
Total liabilities and equity	$3,586,362	$3,647,470

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Lease income	$120,817	$119,354	$481,686	$482,497

Expenses:
Operating expenses	17,493	17,650	68,396	74,885
Real estate taxes	17,727	17,477	73,247	73,683
Depreciation and amortization	40,964	43,870	194,573	175,977
Provision for impairment of investment properties	1,121	763	12,298	2,079
General and administrative expenses	10,303	10,434	40,489	42,363
Total expenses	87,608	90,194	389,003	368,987

Other (expense) income:
Interest expense	(16,694)	(16,828)	(76,571)	(73,746)
Gain on sales of investment properties	—	—	18,872	37,211
Other (expense) income, net	(343)	(188)	(2,587)	665
Net income	16,172	12,144	32,397	77,640
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.08	$0.06	$0.15	$0.35

Weighted average number of common shares outstanding – basic	212,996	214,684	212,948	217,830

Weighted average number of common shares outstanding – diluted	213,627	215,093	213,198	218,231

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640
Depreciation and amortization of real estate (a)	40,623	43,446	193,183	174,672
Provision for impairment of investment properties	1,121	763	12,298	2,079
Gain on sales of investment properties (b)	—	—	(18,872)	(37,211)
FFO attributable to common shareholders (b)	$57,916	$56,353	$219,006	$217,180

FFO attributable to common shareholders per common share outstanding – diluted (b)	$0.27	$0.26	$1.03	$1.00

FFO attributable to common shareholders	$57,916	$56,353	$219,006	$217,180
Impact on earnings from the early extinguishment of debt, net	—	—	7,581	5,944
Impact on earnings from executive separation (c)	—	—	—	1,737
Other (d)	585	306	3,106	629
Operating FFO attributable to common shareholders	$58,501	$56,659	$229,693	$225,490

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.26	$1.08	$1.03

Weighted average number of common shares outstanding – diluted	213,627	215,093	213,198	218,231

(a)
Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company's Carillon redevelopment during the year ended December 31, 2019.

(b)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the year ended December 31, 2018 to exclude the gain on sale of non-depreciable investment property of $3,464. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the year ended December 31, 2018.

(c)	Reflected as an increase within "General and administrative expenses" in the consolidated statements of operations.

(d)
Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included in "Other (expense) income, net" in the consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2020
	Low	High

Net income attributable to common shareholders	$0.31	$0.34
Depreciation and amortization of real estate	0.73	0.74
Gain on sales of investment properties (e)	—	—
FFO attributable to common shareholders	$1.04	$1.08

Other	—	—
Operating FFO attributable to common shareholders	$1.04	$1.08

(e)	Reflects transactional activity completed through February 18, 2020.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	—	—	(18,872)	(37,211)
Depreciation and amortization	40,964	43,870	194,573	175,977
Provision for impairment of investment properties	1,121	763	12,298	2,079
General and administrative expenses	10,303	10,434	40,489	42,363
Interest expense	16,694	16,828	76,571	73,746
Straight-line rental income, net	(1,836)	(891)	(4,533)	(5,717)
Amortization of acquired above and below market lease intangibles, net	(914)	(1,719)	(5,429)	(5,467)
Amortization of lease inducements	371	274	1,329	1,020
Lease termination fees, net	(273)	(298)	(2,024)	179
Non-cash ground rent expense, net	333	439	1,356	1,844
Other expense (income), net	343	188	2,587	(665)
NOI	83,278	82,032	330,742	325,788
NOI from Other Investment Properties	(2,708)	(3,556)	(10,099)	(13,556)
Same Store NOI	$80,570	$78,476	$320,643	$312,232

Same Store NOI Growth Guidance

	Guidance Range Full Year 2020		Year Ended December 31, 2019
	Low	High

Net income attributable to common shareholders	$66,000	$72,000	$32,397
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties (a)	—	—	(18,872)
Depreciation and amortization	157,000	159,000	194,573
Provision for impairment of investment properties	—	—	12,298
General and administrative expenses	43,000	41,000	40,489
Interest expense	68,000	66,000	76,571
Other, net (b)	(4,700)	(7,500)	(6,714)
NOI	329,300	330,500	330,742
NOI from Other Investment Properties (c)	(11,000)	(9,000)	(13,220)
Same Store NOI (c)	$318,300	$321,500	$317,522

2020 Same Store NOI growth	0.25%	1.25%

(a)	Reflects transactional activity completed through February 18, 2020.

(b)
Includes straight-line rental income, net, amortization of acquired above and below market lease intangibles, net, amortization of lease inducements, lease termination fees, net, non-cash ground rent expense, net, and other expense (income), net.

(c)	Based on projected year-end 2020 same store portfolio.

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands, except ratio)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	December 31, 2019	December 31, 2018

Mortgages payable, net	$94,155	$205,320
Unsecured notes payable, net	796,247	696,362
Unsecured term loans, net	716,523	447,367
Unsecured revolving line of credit	18,000	273,000
Total	1,624,925	1,622,049
Mortgage premium, net of accumulated amortization	—	(775)
Mortgage discount, net of accumulated amortization	493	536
Unsecured notes payable discount, net of accumulated amortization	616	734
Capitalized loan fees, net of accumulated amortization	6,870	5,906
Total debt principal	1,632,904	1,628,450
Less: consolidated cash and cash equivalents	(9,989)	(14,722)
Total net debt	$1,622,915	$1,613,728
Net Debt to Adjusted EBITDAre (a)	5.4x	5.5x

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended December 31,
	2019	2018

Net income	$16,172	$12,144
Interest expense	16,694	16,828
Depreciation and amortization	40,964	43,870
Provision for impairment of investment properties	1,121	763
EBITDAre	$74,951	$73,605
Adjustments to EBITDAre	—	—
Adjusted EBITDAre	$74,951	$73,605
Annualized Adjusted EBITDAre	$299,804	$294,420

(a)	For purposes of this ratio calculation, annualized three months ended figures were used.